EMPLOYMENT AGREEMENT

     This Agreement is entered into as of this 1st day of May, 2002, by and between Dean Cirielli ("Employee"), and Hauppauge Digital Inc. of 91 Cabot Court, Hauppauge, ("Hauppauge") New York, hereinafter collectively referred to as "the parties" or "we."


     As Hauppauge desires to employ Employee and Employee desires to be employed by Hauppauge as President and Chief Operating Officer, and we mutually wish to define the duties and responsibilities of each of us herein, it is therefore agreed:

          1. Employment and Duties: Hauppauge hereby employs Employee and Employee agrees to be employed by Hauppauge as of the date of this Agreement. Employee shall perform such duties as are required in his position as President and Chief Operating Officer and such other duties as mutually agreed.

          2. Term: The Term of this Agreement shall begin not later than the date of this Agreement and shall terminate, except for those clauses contained in this Agreement regarding post employment obligations which shall survive Employee's employment, on the earlier of (i) two years after the signing of this Agreement or (ii) any one of the following:

               a.) The death, permanent disability resulting in Employee's inability to satisfactorily perform the essential functions of President and Chief Operating Officer, or adjudication of physical or mental incompetence by a medical board, authority or practitioner.

               b.) Immediately upon written notice of termination by the Employer for cause (cause as defined in Par. 2 (e)(1) herein).

               c.) Upon the expiration of 90 days after Hauppauge has notified the Employee in writing of his termination without cause pursuant to Par. 2(e) (2).

               d.) Upon the expiration of 90 days after Hauppauge receives written notice of voluntary resignation by Employee in accordance with Par. 2(f) below.

               e.)  Hauppauge's Termination of Employee:
                    -----------------------------------

                    (1) For Cause: In the event that Employee shall have (a) committed any act of dishonesty material with respect to Hauppauge or its employees, (b) been convicted of a crime involving moral turpitude, or (c) intentionally disregarded the provisions of this Agreement or the express instructions of Hauppauge with respect to matters of policy continuing (in the case of clause (c) for a period of not less than thirty (30) days after notice of such disregard), Hauppauge may terminate this Agreement and the Employee's employment with Hauppauge effective at such date as it shall, in its sole and absolute discretion, specify in a written notice to Employee. Any such termination by Hauppauge shall be deemed to be termination "for cause." Upon delivery to Employee of such termination, together with payment of any salary accrued under Par. 3 hereof, Employee's employment and all obligations of Hauppauge pursuant to this Agreement shall forthwith terminate. Any termination for cause pursuant to this said Clause shall not prejudice any accrued rights that Hauppauge may have against the Employee. In the event Employee is terminated for cause, he will not be eligible for the termination payments provided for in Par. 2(g).

                    (2) Without Cause: Employee's employment hereunder may be terminated at any time by Hauppauge without cause upon 90 days prior written notice to the Employee, subject to the termination payment provisions of Par. 2(g) hereof.

               f.) Employee's Termination: Employee may terminate his employment at any time upon (90) days prior written notice to Hauppauge. Simultaneously with such notice, Employee shall inform Hauppauge in writing as to his employment plans following the termination of his employment with Hauppauge.

                    In the event Employee terminates his employment because, there has been: 1) a material downgrading in Employee's duties or responsibilities, 2) a permanent change in Hauppauge's principal office to a location not within 20 miles of its present locationor 3) any permanent relocation of Employee to a place of business more than 20 miles of its present location. Employee shall be entitled to the compensation provided for in Par. 2(g) upon such termination.

               g.) Termination Payments- Discharge Without Cause: If Hauppauge terminates Employee's employment prior to the end of the Term without cause pursuant to Par. 2(e)(2) or Employee tenders his resignation pursuant to Par. 2(f) because of 1) a material downgrading in Employee's duties or responsibilities, 2) a permanent change in Hauppauge's principal office to a location not within 20 miles of its present location or 3) any permanent relocation of Employee to a place of business more than 20 miles of its present location, Employee shall be entitled to termination payments totaling twelve (12) months of Base Salary then in effect, with such payment to be made in a lump sum within sixty (60) days of termination. No payments shall be made under this provision if the Employee's employment is terminated by reason of the expiration of the Term of this Agreement. This sub-clause shall survive any termination of this Agreement and shall expire upon the said payment being made to the Employee in full and final satisfaction of Hauppauge's obligation to Employee.

          3. Compensation:

               a) Salary: Employee will be paid an annual Base Salary of $175,000.00 for the first year of this Agreement, with annual performance evaluations and upward adjustments to Base Salary as determined by the Compensation Committee of the Board of Directors, based on Employee's performance. Base Salary shall not be adjusted downward during the term of this Agreement.

               b) Bonuses: Employee shall receive a yearly bonus totaling one percent (1%) of the operating income of Hauppauge, provided that earnings are at least 120% of the prior fiscal year's earnings.

               c) Stock Options: Employee shall receive a reasonable stock option package, commensurate with the level of his position, to be determined and set forth in writing within 60 days of the date of this Agreement. The Stock Option Package will be governed by the terms and conditions of the 2000 ISO or Non Qualified Stock Option Plan, whichever appropriate, as approved by the Hauppauge Digital Inc.'s shareholders.

               d) Benefits: At all times during the Term, Employee shall have the right to participate in and receive benefits under and in accordance with the then-current provisions of all incentive, profit sharing, retirement, life, disability, health and accident insurance, hospitalization and other incentive and benefit plans or programs (except for any such plan in which the President may not participate pursuant to the terms of such plan, or which calls for vesting after term of employment) which Hauppaugemay at any time or from time to time have in effect for executive employees of Hauppauge or its subsidiaries, Employee's participation to be on a basis commensurate with other executive employees considering their respective responsibilities and compensation. Employee shall also be entitled to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder. Employee shall receive 10 days of paid vacation per year with an additional day after completion of every year of service with Hauppaugesubject to a maximum of 15 paid vacation days annually.

               e) Relocation Reimbursement: Hauppauge shall pay all reasonable relocation costs for Employee, provided that such relocation expenses are approved in advance by the Board of Directors.

               f) Housing expenses: Until Employee relocates to the Hauppauge New York area which is anticipated to be within 6 months of joining Hauppauge, Hauppauge agrees to pay reasonable housing expenses. To this end, Hauppauge will arrange for either hotel accommodations from Monday through Friday or for the use of an apartment with the provision of utilities, electricity and the use of telephone services only.

          4. Other Agreements: Employee warrants that the performance of the terms of this Agreement will not conflict with or result in the breach of any other agreement to which Employee is a party or by which Employee is bound. Employee will enter into a separate Confidentiality and Non-Competition Agreement with Hauppauge, on such terms as would be agreed between with the parties.

          5. Waiver: The waiver by either party of a breach of any provision of this Agreement shall not operate or be constructed as a waiver of any subsequent breach thereof.

          6. Assignment: The rights and benefits of Hauppauge under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by its successors and assigns. Hauppauge's successors and assigns shall be bound by this agreement to the benefit of, and such provisions shall be enforceable by, Employee.

          7. Applicable Law: This Agreement shall be governed by and constructed in accordance with the substantive and procedural laws of the State of New York.

          8. Severability: The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          9. Arbitration: Any dispute between Hauppauge and Employee arising from this Agreement shall be submitted to the American Arbitration Association for arbitration in accordance with the rules of the American Arbitration Association within one (1) year of the date on which the party demanding arbitration first had notice of the claim.

     IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the day and year first above written.


Employee                                               Hauppauge Digital, Inc.


/s/ Dean Cirielli                                      /s/ Kenneth Plotkin
---------------------------                            ------------------------
Dean Cirielli                                          Kenneth Plotkin,
                                                       Chief Executive Officer